Exhibit 99.1

EXECUTIVE CHAIRMAN AGREEMENT

This Executive Chairman Agreement (this “Agreement”), including the attached Exhibit A and Exhibit B, which are made a part hereof for all purposes, between Glori Energy Inc., a Delaware corporation (the “Company”) and Kevin P. Guilbeau relating to his service as a member of the Company’s board of directors (the “Board”) and executive chairman of the Board (“Executive Chairman”) is effective as of October 8, 2015, (the “Effective Date”). In consideration of the mutual covenants set forth herein, the Company and Executive Chairman do hereby agree as follows:

1            TERM AND RESPONSIBILITIES: The terms of Executive Chairman’s positions and term of service are stated in Exhibit A (the “Term”). Executive Chairman’s responsibilities are stated on Exhibit B.

2            COMPENSATION: While Executive Chairman serves in the positions set forth on Exhibit A, Executive Chairman’s annual base compensation, as set forth on Exhibit A, shall be paid in 24 installments payable on the 15th and on the last day of each month in accordance with the Company’s payroll practices. Executive Chairman’s compensation shall also include annual bonus opportunities and periodic long-term incentive awards, as provided in Exhibit A, and pursuant to the terms and conditions set forth in applicable plan documents.

3            INDEMNIFICATION: In any situation where under applicable law the Company has the power to indemnify, advance expenses to, and defend Executive Chairman in respect of, any claims, judgments, fines, settlements, loss, cost or expense (including attorneys’ fees) of any nature related to or arising out of Executive Chairman’s activities as an agent, employee, officer or director of the Company or in any other capacity in which he is acting or serving on behalf of or at the request of the Company (each a “Claim”), the Company shall fully indemnify Executive Chairman to the maximum extent permitted by law and promptly on written request from Executive Chairman advance expenses (including attorneys’ fees) to Executive Chairman and defend Executive Chairman to the fullest extent permitted by law, unless such Claim arises because Executive Chairman has been grossly negligent or willfully engaged in misconduct in the performance or nonperformance of his duties. Further, Executive Chairman shall not be entitled to any indemnity or defense from the Company for any claims brought by Executive Chairman against the Company or for claims brought by the Company against Executive Chairman (excluding derivative actions). This contractual indemnification of Executive Chairman by the Company hereunder shall not be deemed or construed as operating to impair any other obligation of the Company respecting Executive Chairman’s indemnification or defense otherwise arising out of this or any other agreement or promise or obligation of the Company under any statute, articles of incorporation, by-laws or otherwise.

4            D&O INSURANCE: The Company shall maintain directors and officers liability insurance in such amounts and coverage as shall be approved from time to time by the Board, but in no event shall the coverage for Executive Chairman be less (in amount or scope) than the coverage provided for any other officer or director of the Company. Such insurance coverage shall continue as to Executive Chairman for at least six years after he has ceased to be a director, officer or executive of the Company with respect to acts or omissions that occurred prior to such cessation. Insurance contemplated by this Section 4 shall inure to the benefit of Executive Chairman, his heirs and the executors and administrators of his estate.

5            BUSINESS EXPENSES: The Company shall promptly pay all reasonable and properly documented business related expenses reasonably incurred by Executive Chairman in the performance of his duties under this Agreement consistent with the Company’s travel and expense reimbursement policy.

6            CONFIDENTIAL INFORMATION AND NON-DISCLOSURE: Executive Chairman shall use all reasonable efforts to protect confidential information (“Confidential Information”) of the Company. Upon completion of Executive Director’s term of service, Executive Director shall use all reasonable efforts to return to Company or destroy all Confidential Information furnished by Company whether in written or electronic format.

7            RESTRICTIVE COVENANTS: As consideration for the provision of, and as an agreement ancillary to receipt of, new Confidential Information and Trade Secrets to Executive Chairman and the other undertakings in this Agreement, and for the specific purpose of enforcing the provisions of Section 6 hereof, and as a means to protect the Company’s goodwill, Executive Chairman hereby agrees to the following:

(a)          Non-Competition. To the maximum extent permitted by law, during the Term of this Agreement, Executive Chairman agrees that, without the prior written consent of the Company, Executive Chairman shall not directly or indirectly, within the Geographic Area, whether as an owner, employee, officer, director, investor, independent contractor, consultant, or otherwise, in any job function or capacity, participate or engage in oilfield services that focus on biological or microbial enhanced secondary recovery of hydrocarbons (the “Business”), or work for or provide services to any person, partnership, entity, business, association, or corporation primarily engaged or involved in the Business within the Geographic Area. The Geographic Area means the states of Texas and California, the Province of Alberta, Canada, and any other state in the United States or any other country worldwide in which the Company engages in Business on, or has engaged in Business within two years before, the date of Executive Chairman’s termination from the Company. Nothing in this Agreement prohibits Executive Chairman from owning a passive investment interest of less than two percent in a publicly traded company. Executive Chairman acknowledges that the foregoing non-competition covenant may restrict his ability to work for certain companies, but that he will receive sufficient monetary and other consideration from the Company hereunder to justify such restriction and that the restriction is reasonable. Executive Chairman acknowledges that he considers the restrictions contained in this Section 7 to be reasonable and necessary for providing consideration for his service as Executive Chairman of the Company and for the purpose of preserving and protecting the valuable Confidential Information and Trade Secrets of the Company and its clients and customers, and the Company’s goodwill, reputation, and relationships with its clients and customers.

(b)          Non-Solicitation of Employees. During the Term of this Agreement and for a period of one year after the completion of Executive Chairman’s service, Executive Chairman shall not, for his own behalf or on behalf of any other person, partnership, entity, association, or corporation, (i) hire or seek to hire any employee of the Company, (ii) in any other manner attempt directly or indirectly to influence, induce, or encourage any such employee of the Company to leave such employment, or (iii) use or disclose to any person, partnership, entity, association, or corporation any information concerning the names, addresses, telephone numbers, e-mail addresses, or other personnel-related information regarding any such employees; provided, however, the foregoing shall not prohibit any general advertising.

(c)          Non-Solicitation of Customers. During the Term of this Agreement, Executive Chairman shall not, for his own behalf or on behalf of any other person, partnership, entity, association, or corporation, solicit, perform, or attempt to perform services within the scope of the Business with any person, firm or other entity that Company has provided services that focus on biological or microbial enhanced secondary recovery of hydrocarbons (“Customer”) and with whom Executive Chairman (i) directly or indirectly managed, or had knowledge of, business by the Company, (ii) had contact or transacted business on behalf of the Company, or (iii) was involved in, or had knowledge of, the Company actively investigating with a view to conducting business or actively pursuing a plan to conduct business, since the Effective Date of this Agreement or two years prior to the termination of his service to the Company, whichever is shorter. Executive Chairman acknowledges that this restriction is necessary in order for the Company to preserve and protect its legitimate proprietary interest in its goodwill, Customer lists, and other Confidential Information and Trade Secrets; provided, however, the foregoing shall not prohibit any general advertising that is not directed at Customers of the Company.

(d)          Notwithstanding anything to the contrary in this Section 7, Executive Chairman shall be permitted to invest in and actively participate in the management of oil and gas projects or companies that are not engaged in the Business. However, Executive Chairman shall at all times adhere to director responsibilities respecting corporate opportunities and avoid any conflict of interest, or appearance of conflict, which may result from Company’s efforts to acquire and operate oil properties and Executive Chairman’s other oil and gas investments. Executive Chairman shall promptly inform Glori’s Audit Committee Chairman upon learning of such conflict or potential conflict.

8            RESERVED.

9            SEVERABILITY AND REFORMATION: If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Executive Chairman or the Company under this Agreement would not be materially and adversely affected thereby, such provision shall be fully severable, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Company and Executive Chairman hereby request the court to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable provision in accordance with this Section 9.

10          WARRANTY AND INDEMNIFICATION: Executive Chairman warrants that he is not a party to any other restrictive agreement limiting his activities as Executive Chairman of the Company. Executive Chairman further warrants that at the time of the signing of this Agreement, Executive Chairman knows of no written or oral contract or of any other impediment that would inhibit or prohibit continued service as a Executive Chairman of the Company. Executive Chairman shall hold the Company harmless from any and all suits and claims arising out of any breach of such restrictive agreement or contracts.

11          NON-DISPARAGEMENT: The parties shall refrain, both during and after the Term, from publishing any oral or written statements about each other (including with respect to the Company, its affiliates, or any of their respective officers, employees, agents, or representatives) that are disparaging, slanderous, libelous, or defamatory.

12          NOTICES: Notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail. Notices to the Company shall be sent to 4315 South Drive, Houston, Texas 77053 attention: Human Resources. Notices and communications to Executive Chairman shall be sent to the address Executive Chairman most recently provided to the Company.

13          NO WAIVER: No failure by either party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of any provisions or conditions of this Agreement.

14          INJUNCTIVE RELIEF: Executive Chairman acknowledges that the breach of any of the covenants contained in Sections 6 and 7 could give rise to irreparable injury to the Company, the amount of which could be difficult or impossible to estimate. Accordingly, Executive Chairman agrees that the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies, which may be available. Executive Chairman further acknowledges and agrees that the enforcement of a remedy hereunder by way of injunction shall not prevent Executive Chairman from earning a reasonable livelihood. Executive Chairman further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content. Nothing herein shall prevent either party from pursuing a legal and/or equitable action against the other party for any damages caused by such party’s breach of this Agreement.

15          ARBITRATION: Any dispute arising under or related to this Agreement or about the validity, interpretation, effect or alleged violation of this Agreement (an “arbitrable dispute”) must be submitted to confidential arbitration in Houston, Texas. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy of any arbitrable dispute. The Company shall bear all fees, costs and expenses of arbitration, including those of Executive Chairman unless the arbitrator finds that Executive Chairman has acted in bad faith and provides otherwise with respect to the fees, costs and expenses of Executive Chairman; provided, however, in no event shall Executive Chairman be chargeable with the fees, costs and expenses of the Company or the arbitrator. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys’ fees incurred as a result of the use of such method. Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Houston, Texas, for the purposes of any proceeding arising out of this Agreement. However, this arbitration agreement shall not apply to any claim: (i) for workers’ compensation or unemployment benefits; or (ii) by Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of Trade Secrets or Confidential Information, including but not limited to, matters described in Sections 6 and 7. With respect to matters referred to in the foregoing sub-paragraph (ii), the Company may seek and obtain injunctive relief in court, and then proceed with arbitration under this Agreement.

16          GOVERNING LAW: This Agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles.

17          SUCCESSORS:

(a)          This Agreement is personal to Executive Chairman and without the prior written consent of the Company shall not be assignable by Executive Chairman otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive Chairman’s legal representatives.

(b)          This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)          The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as defined in this Agreement and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

18          ENTIRE AGREEMENT: This instrument, any option agreement between the Company and Executive Chairman, and any related agreements which the Company reasonably requests the Executive Chairman to execute contain the entire agreement of Executive Chairman and the Company with respect to the subject matter hereof and all promises, representations, understandings, arrangements, and prior and contemporaneous agreements (written or oral) between the parties with respect to the subject matter hereof, are terminated hereby.

19          SURVIVAL/SEVERABILITY/HEADINGS: It is the express intention and agreement of the parties that Sections 7 through 18, 20 and 21 of this Agreement shall survive the termination of the Term. In addition, all obligations of the Company to make payments under this Agreement shall survive any termination of this Agreement on the terms and conditions set forth in this Agreement. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. Article and section headings contained in this Agreement are provided for convenience and reference only, and do not define or affect the meaning, construction, or scope of any of the provisions of this Agreement.

20          TAX WITHHOLDING: The Company shall be entitled to withhold from any compensatory payments that it makes to Executive Chairman under this Agreement or otherwise all taxes required by applicable law to be withheld therefrom by the Company.

21          SECTION 409A COMPLIANCE:

(a)          General Suspension of Payments. If Executive Chairman is a “specified employee,” as such term is defined within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any payments or benefits payable or provided as a result of Executive Chairman’s termination of employment that would otherwise be paid or provided prior to the first day of the seventh month following such termination (other than due to death) shall instead be paid or provided on the earliest of (i) the first day of the seventh month following Executive Chairman’s termination, (ii) the date of Executive Chairman’s death, or (iii) any date that otherwise complies with Code Section 409A.

(b)          Release Payments. In the event that Executive Chairman is required to execute a release to receive any payments from the Company that constitute nonqualified deferred compensation under Section 409A of the Code and Executive Chairman’s termination date and the Release Deadline (or the end of the revocation period, if any) fall in two separate calendar years, any payments required to be made to Executive Chairman (or Executive Chairman’s estate) in the earlier year that are treated as nonqualified deferred compensation for purposes of Code Section 409A shall be deferred and paid in the later calendar year. Any payments which are delayed under this provision shall be paid to Executive Chairman in a lump sum not later than the date of the Company’s first full payroll cycle after the Release Deadline (or the end of the revocation period, if any) and in any case not later than the end of the applicable month. Any payments that are deferred pursuant to this provision shall bear interest at the LIBOR rate in effect on his termination date until paid.

(c)          Reimbursement Payments. The following rules shall apply to payments of any amounts under this Agreement that are treated as “reimbursement payments” under Section 409A of the Code: (i) the amount of expenses eligible for reimbursement in one calendar year shall not limit the available reimbursements for any other calendar year (other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code); (ii) Executive Chairman shall file a claim for all reimbursement payments not later than 30 days following the end of the calendar year during which the expenses were incurred; (iii) Company shall make such reimbursement payments within 30 days following the date Executive Chairman delivers written notice of the expenses to Company; and (iv) the Executive Chairman’s right to such reimbursement payments shall not be subject to liquidation or exchange for any other payment or benefit.

(d)          Separation from Service. For purposes of this Agreement, any reference to “termination” of Executive Chairman’s employment, or the completion of Executive Chairman’s service, shall be interpreted consistent with the meaning of the term “separation from service” in Section 409A(a)(2)(A)(i) of the Code.

(e)          General. Notwithstanding any provisions of this Agreement relating to the timing of any benefits or payments, to the extent required to comply with applicable law, including Section 409A of the Code, or to prevent the imposition of any excise taxes or penalties on Company or Executive Chairman, the commencement of payment or provision of any payment or benefit shall be deferred to the minimum extent necessary so as to comply with any such law or to avoid the imposition of any such excise tax or penalty.

(f)          Death. If Executive Chairman dies after completion of his service to the Company but before all payments due under this Agreement have been made, such payments shall be made to Executive Chairman’s estate.

22          LEGAL FEES: The Company shall reimburse Executive Chairman for his reasonable legal fees incurred in advising him with respect to review of this Agreement before signing.

23          TERMINATION: The Company and the Executive Chairman agree that either party may, upon at least 30 days written notice to the other, terminate Executive Chairman’s engagement hereunder. Subject to Section 21, if applicable, as soon as practicable, and not later than 15 days following his termination date, the Company shall pay Executive Chairman (or Executive Chairman’s estate, if applicable) (i) any earned but unpaid base compensation, (ii) any accrued and vested but unpaid bonus and incentive compensation amounts, and (iii) all reasonable, properly documented and unreimbursed business expenses incurred by Executive Chairman prior to his termination.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Company and Executive Chairman have executed this Agreement in multiple originals to be effective for all purposes as of the Effective Date.

Glori Energy Inc.	Executive Chairman

By:
Name:	Kevin P. Guilbeau
Title:

Signature page to Executive Chairman Agreement

Exhibit A
to Executive Chairman Agreement
between Glori Energy Inc.
and the Executive Chairman Named Below

Name:	Kevin P. Guilbeau

Position:	Director and Executive Chairman of the Board of Directors.

Term:	The term of this Agreement shall be from the effective date of this Agreement through the earlier of (a) with respect to service as a member of the board (i) Executive Chairman’s resignation from the Board, (ii) the conclusion of the Executive Chairman’s term, (iii) the failure of the Executive Chairman to be nominated or reelected to the board at the end of at the time of any annual meeting, or (iv) Executive Chairman’s removal from the Board and (b) with respect to service as the executive chairman, (i) Executive Chairman’s resignation or (ii) termination of Executive Chairman’s service by the board of directors.

Annual Base Salary:	$250,000, pro rata for each part of a year.

Annual Bonus:	Commencing on the first day of each calendar year of the Company (each calendar year being a “Bonus Period”), Executive Chairman shall participate in the Company’s annual bonus program (“Bonus Program”) for such Bonus Period, subject to the terms of the Bonus Program and upon achievement of specified annual targets set annually in the Company’s first quarter and aligned with the management team’s annual goals. Executive Chairman’s target bonus potential for a Bonus Period shall not be less than 50% of his annual base salary. The Company shall pay Executive Chairman his bonus amount, if any, in accordance with the terms of the Bonus Program.

Exhibit A to Executive Chairman Agreement

A-1

Equity Grants:	Executive Chairman shall receive (i) an award of stock options for 500,000 shares of the Company’s common stock, $0.0001 par value, pursuant to the Glori Energy Inc. 2014 Long Term Incentive Plan (the “Plan”), vesting over the four years following Executive Chairman joining the Board as follows: 25% shall vest at the end of the first anniversary, followed by vesting on a pro-rata basis monthly thereafter; (ii) a performance award of stock options for 100,000 shares of the Company’s common stock, and (iii) subject to shareholder approval of amendments to the Plan, an additional performance award of stock options for 400,000 shares of the Company’s common stock, pursuant to the Plan. The performance awards shall vest as follows: (i) 35% shall vest when the Company generates $50 million in revenues from oil and gas production in any consecutive 12-month period; (ii) 20% shall vest when the Company’s Net Cash Flow is positive for one calendar quarter, with Net Cash Flow defined as Cash Flows from Operating Activities (as provided in the Company’s 10-Q and 10-K reports) less required debt principal payments; (iii) 15% shall vest when AERO implementation in (A) the Coke Field and (B) the next to-be acquired AERO-compatible field yields definitive results (whether positive or negative); and (iv) 30% shall vest when the Company’s share price averages $8.00 per share for 10 consecutive trading days (as adjusted for reverse stock splits or similar activity). All stock options awarded shall have a strike price equal to fair market value as of the date of grant. The Company shall take such actions as are reasonably necessary to effect the amendment of the Plan as referenced in Subsection (iii) above. If the Company fails to effect the amendment of the Plan as referenced in Subsection (iii) above and fails to grant stock options for 400,000 shares of the Company’s common stock as referenced in Subsection (iii) above within 365 days hereof, then the time-vesting schedule referenced in Subsection (i) above shall be automatically adjusted as follows: 50% shall vest at the end of the first anniversary, followed by vesting on a pro-rata basis monthly thereafter. If any award benchmarks referenced in Subsection (iii) above are fulfilled at the time of grant of the options referenced in Subsection (iii) above, such options shall be deemed vested immediately upon such grant.

Parachute Tax Gross-Up:	In the event it shall be determined that any payment to Executive Chairman, whether under this Agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive Chairman with respect to such tax (such tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), the Company shall pay Executive Chairman a “Gross-Up Payment” in an amount such that after payment by Executive Chairman of all taxes imposed upon the Gross-Up Payment, including, without limitation, any additional Excise Tax on the Gross-Up Payment, Executive Chairman retains an amount of the Gross-Up Payment equal to the initial Excise Tax. Such Gross-Up Payment shall be paid no later than the time Executive Chairman is required to pay the Excise Tax.

Hourly Requirements:	Executive Chairman shall be required to work two eight hour days per week, with one day of work at the Company’s office and one day of work at a location of Executive Chairman’s choosing.

Exhibit A to Executive Chairman Agreement

A-2

Exhibit B
to Executive Chairman Agreement
between Glori Energy Inc.
and the Executive Chairman Named Below

Responsibilities of Kevin P. Guilbeau (“Executive Chairman”)

Executive Chairman shall serve as the Chairman of the Board of Directors and discharge the duties for that position as set forth in the Bylaws of the company.

In addition to the traditional duties as Chairman of the Board, as Executive Chairman Mr. Guilbeau will assist the Company in strategic matters by leveraging his extensive experience in the oil and gas industry including asset acquisitions through and will specifically:

•	act as an active liaison between the board of directors and the executive management team on strategic and execution matters as well as providing the executive management team with guidance and coaching in execution of the Company’s strategic plan; and
•	work directly with the Company’s management team on a part-time basis to help further advance the Company’s growth and strategic initiatives including active involvement in the assessment, funding and development of acquisition of properties and in particular the acquisition of long lived, mature oil production assets to enable the Company to deploy its AERO technology over a larger asset base to improve reserve recovery and field economics during this low oil price environment.

Exhibit B to Executive Chairman Agreement

B-1